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                  Amendment No. 1 To Participation Agreement
                                     Among
                        PHL Variable Insurance Company,
                       Phoenix Life and Annuity Company,
                        PIMCO Variable Insurance Trust,
                                      And
                   Allianz Global Investors Distributors LLC

   THE PARTICIPATION AGREEMENT, dated as of the 1/st/ day of May, 2006 (the "Agreement"), by and among PHL Variable Insurance Company, Phoenix Life and Annuity Company (collectively the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A (each an "Account"), , PIMCO Variable Insurance Trust (the "Fund") and Allianz Global Investors Distributors LLC (the "Underwriter"), is hereby amended as follows:

1. Schedule A thereto is hereby modified in its entirety to read as set forth in Schedule A attached hereto.

2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of February 1, 2008.


PHL Variable Insurance Company           PIMCO Variable Insurance Trust

By:    /s/ Gina Collopy                  By:    /s/ John P. Hardaway
       --------------------------------         -------------------------------
Name:  Gina Collopy O'Connell            Name:  John P. Hardaway
Title: Senior Vice President             Title: Treasurer

Phoenix Life and Annuity Company         Allianz Global Investors Distributors
                                         LLC

By:    /s/ Gina Collopy                  By:    /s/ Brian Jacobs
       --------------------------------         -------------------------------
Name:  Gina Collopy O'Connell            Name:  Brian Jacobs
Title: Senior Vice President             Title: Managing Director


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                                  Schedule A

The term "Designated Portfolio" of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares
All Asset Portfolio
All Asset All Authority Portfolio
CommodityRealReturn Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
RealEstateRealReturn Strategy Portfolio
Real Return Portfolio
Short-Term Portfolio
SmallCap StocksPLUS(R) TR Portfolio
StocksPLUS(R) Growth and Income Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio

Institutional Class Shares
All Asset Portfolio
CommodityRealReturn Strategy Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
Short-Term Portfolio
StocksPLUS(R) Growth and Income Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio

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Advisor Class Shares
All Asset Portfolio
All Asset All Authority Portfolio
CommodityRealReturn Strategy Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Low Duration Portfolio
RealEstateRealReturn Strategy Portfolio
Real Return Portfolio
SmallCap StocksPLUS(R) TR Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio

M Class Shares
All Asset Portfolio

Segregated Asset Accounts:

Name of Separate Account Established

PHL Variable 12/7/1994
Accumulation Account

PHLVIC Variable 9/10/1998
Universal Life Account

PHL Variable Accumulation 10/25/2007
Account II

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